Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Daseke, Inc. (the Company) for the period ended March 31, 2017 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, R. Scott Wheeler, Executive Vice President and Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge: (1) the Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date May 10, 2017	By:	/s/ R. Scott Wheeler
R. Scott Wheeler
Executive Vice President and Chief Financial Officer
Principal Financial Officer